Exhibit 99.1

Heritage Financial Corporation to Acquire Puget Sound Bancorp, Inc.
Heritage Expands its Business Banking Franchise in Seattle-Bellevue Metropolitan Area
Olympia and Bellevue, Washington, July 26, 2017,  Heritage Financial Corporation ("Heritage") (NASDAQ: HFWA) and  Puget Sound Bancorp, Inc. ("Puget Sound")  (OTCQB: PUGB) jointly announced today the signing of a definitive agreement under which Heritage will acquire Puget Sound in an all stock transaction valued at approximately $126.1 million, or $35.84 per share, based on the closing price of Heritage common stock of $27.15 on July 26, 2017.
Puget Sound, established in 2005, is a business bank headquartered in downtown Bellevue, Washington with one branch location and $567 million in total assets, $371 million in total loans and $505 million in total deposits as of June 30, 2017. Puget Sound focuses on business customers with 44% non-interest bearing deposits and 59% of its loan portfolio is comprised of commercial loans (owner-occupied commercial real estate and commercial & industrial loans). On a combined basis, Heritage will have total assets of approximately $4.6 billion, total loans in excess of $3.1 billion and total deposits of approximately $3.8 billion.
"I am pleased to announce that Puget Sound has agreed to join with Heritage and create a stronger combined business banking platform in the Seattle-Bellevue market", said Brian Vance, President and Chief Executive Officer of Heritage Financial Corporation. "Puget Sound is a premier banking institution which has focused on serving the needs of small and medium sized businesses in the vibrant Seattle- Bellevue economy." Mr. Vance continued, "This acquisition adds to our momentum in the Seattle-Bellevue marketplace. Further, we welcome the employees and customers of Puget Sound into Heritage, and we look forward to our combined success going forward."
Jim Mitchell, Chief Executive Officer of Puget Sound, added, "We are very happy to join Heritage and believe this combination will provide significant value to our shareholders, clients and employees. We also believe this is a natural fit which increases lending capabilities, expands capital resources and provides a more expansive product offering to the Seattle-Bellevue business community."
Jeff Deuel, President & Chief Operating Officer of Heritage Bank, added, "We have followed Puget Sound's success for several years and recognize the outstanding culture and valuable banking organization their team has created. Seattle-Bellevue is one of the strongest economies in the nation, and the combination of Heritage and Puget Sound will provide us with the operational scale to take advantage of significant growth opportunities. On a combined basis, our branches in Seattle and Bellevue will have approximately $846 million in total loans and $589 million in deposits."

Under the terms of the merger agreement, Puget Sound shareholders will receive 1.320 shares of Heritage common stock for each share of Puget Sound common stock, subject to potential adjustment. Based on the closing price of Heritage common stock of $27.15 on July 26, 2017, the consideration value per share for Puget Sound was $35.84, or approximately $126.1 million in the aggregate, including the value of restricted stock.  The value of the merger consideration will fluctuate until closing based on the value of Heritage's stock price and may be adjusted by a cap and collar in certain circumstances. Upon consummation, the shareholders of Puget Sound will own approximately 13.4% of the combined company.
The definitive agreement has been unanimously approved by the boards of directors of Heritage and Puget Sound. The merger is subject to regulatory approvals, approval by Puget Sound shareholders, and certain other customary closing conditions and is expected to close in the first quarter of 2018.
D.A. Davidson & Co. served as financial advisor and provided a fairness opinion to Heritage's board, and Breyer & Associates PC and Silver, Freedman, Taff & Tiernan, LLP served as legal counsel to Heritage. Sandler O'Neill + Partners, L.P. served as financial advisor and provided a fairness opinion to Puget Sound, and Keller Rohrback L.L.P. served as legal counsel to Puget Sound.
Investor Conference Call
Heritage will host a conference call to discuss the transaction at 10:00 a.m. Pacific Time, July 27, 2017. Interested parties are invited to listen in by dialing (800) 553-0358. A presentation regarding the transaction will be discussed on this call and a copy will be available at www.hf-wa.com under the tab "Investor Presentation". The call will be available for replay through August 9, 2017, by dialing (800) 475-6701, or for international by dialing (320) 365-3844 – access code 427954.
About Heritage Financial Corporation
Heritage Financial Corporation is an Olympia-based bank holding company with Heritage Bank, a full-service commercial bank, as its sole wholly-owned banking subsidiary. Heritage Bank has a branching network of 59 banking offices in Washington and Oregon. Heritage Bank does business under the Central Valley Bank name in the Yakima and Kittitas counties of Washington and under the Whidbey Island Bank name on Whidbey Island. Heritage's stock is traded on the NASDAQ Global Select Market under the symbol "HFWA". More information about Heritage Financial Corporation can be found on its website at www.hf-wa.com and more information about Heritage Bank can be found on its website at www.heritagebanknw.com.
About Puget Sound Bancorp, Inc.
Based in Bellevue, Washington, Puget Sound Bancorp, Inc. provides banking products and services through its wholly owned subsidiary, Puget Sound Bank (member FDIC). The Bank was founded to meet the specialized needs of small and medium sized businesses, select commercial real estate projects, professional service providers and high net worth individuals. As one of Washington state's top commercial banks (as measured by commercial and industrial loans as a percentage of total loans), Puget Sound Bank offers a full range of competitive financial products including an advanced suite of cash management services. Customers can access their accounts in branch, online, on mobile devices or through Puget Sound Bank's nationwide ATM network. For more information visit www.PugetSoundBank.com or www.PugetSoundBancorp.com
FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements regarding Heritage, Puget Sound, the proposed merger and the combined company after the close of the transaction that are intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. These statements involve inherent risks, uncertainties and contingencies, many of which are difficult to predict and are generally beyond the control of Heritage, Puget Sound and the combined company. We caution readers that a number of important factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements. In addition to factors previously disclosed in reports filed by Heritage with the Securities and Exchange Commission (the "SEC"), risks and uncertainties for each institution and the combined institution include, but are not limited to, the following factors: the expected cost savings, synergies and other financial benefits from the merger might not be realized within the expected time frames or at all; governmental approval of the merger may not be obtained or adverse regulatory conditions may be imposed in connection with governmental approvals of the merger; conditions to the closing of the merger may not be satisfied; the shareholders of Puget Sound may fail to approve the consummation of the merger; the integration of the combined company, including personnel changes/retention, might not proceed as planned; and the combined company might not perform as well as expected. All forward-looking statements included in this communication are based on information available at the time of the communication. Heritage and Puget Sound undertake no obligation to revise or publicly release any revision or update to these forward-looking statements to reflect new information, future events or circumstances or otherwise that occur after the date on which such statements were made.
Annualized, pro forma, projected and estimated numbers are used for illustrative purposes only, are not forecasts and may not reflect actual results.
ADDITIONAL INFORMATION
Heritage Financial Corporation will file a registration statement on Form S-4 with the SEC in connection with the proposed transaction.  The registration statement will include a proxy statement of Puget Sound that also constitutes a prospectus of Heritage, which will be sent to the shareholders of Puget Sound.  Puget Sound shareholders are advised to read the proxy statement/prospectus when it becomes available because it will contain important information about Heritage, Puget Sound and the proposed transaction.  When filed, this document and other documents relating to the merger filed by Heritage can be obtained free of charge from the SEC's website at www.sec.gov.  These documents also can be obtained free of charge by accessing Heritage's website at www.hf-wa.com under the tab "Investor Relations" and then under "SEC Filings."  Alternatively, these documents, when available, can be obtained free of charge from Heritage upon written request to Heritage Financial Corporation, Attn: Investor Relations, 201 Fifth Avenue S.W., Olympia, Washington 98501 or by calling (360) 943-1500 or from Puget Sound, upon written request to Puget Sound Bancorp, Inc., Attn: Investor Relations, 10500 NE 8th Street, #1500, Bellevue, Washington 98004.

PARTICIPANTS IN THIS TRANSACTION
Heritage, Puget Sound and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Puget Sound shareholders in connection with the proposed transaction under the rules of the SEC.  Information about the directors and executive officers of Heritage may be found in the definitive proxy statement of Heritage filed with the SEC by Heritage on March 23, 2017.  This definitive proxy statement can be obtained free of charge from the sources indicated above.  Information about the directors and executive officers of Puget Sound will be included in the proxy statement/prospectus when filed with the SEC. Additional information regarding the interests of these participants will also be included in the proxy statement/prospectus regarding the proposed transaction when it becomes available.

INVESTOR CONTACTS
Heritage Financial Corporation:
Phone: 360.943.1500

Brian L. Vance, President & Chief Executive Officer of Heritage Financial Corporation

Jeffrey Deuel, President & Chief Operating Officer of Heritage Bank

Donald J. Hinson, Executive Vice President & Chief Financial Officer